EXHIBIT (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Calvert Responsible Index Series, Inc. and Calvert Impact Fund, Inc.:

We consent to the use of our reports, dated November 22, 2017, with respect to the financial statements of Calvert US Large-Cap Core Responsible Index Fund, Calvert US Large-Cap Growth Responsible Index Fund, Calvert US Large-Cap Value Responsible Index Fund, Calvert US Mid-Cap Core Responsible Index Fund, and Calvert International Responsible Index Fund, each a series of Calvert Responsible Index Series, Inc., and Calvert Global Energy Solutions Fund and Calvert Global Water Fund, each a series of Calvert Impact Fund, Inc., as of September 30, 2017, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm, Custodian and Securities Lending Agent" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 25, 2018